EXHIBIT 32.2

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

In connection with the Quarterly Report on Form 10-Q of Pressure BioSciences, Inc., a Massachusetts corporation (the “Company”) for the period ended June 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph L. Damasio, Jr., Principal Financial Officer of the Company, do hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) that:

(1) The Report of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2017	By:	/s/ Joseph L. Damasio, Jr.
Joseph L. Damasio, Jr.
Vice President & Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Pressure BioSciences, Inc. and will be retained by Pressure BioSciences, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.